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                                               --------------------------------
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          Rudolph Technologies, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                           RUDOLPH TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To be held May 22, 2001

TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Rudolph Technologies, Inc. (the "Company"), a Delaware corporation, will be held on May 22, 2001 at 11:00 a.m., local time, at the Company's Mt. Arlington facility, located at 100 Valley Road, Mt. Arlington, New Jersey, for the following purposes:

     1. To elect three Class II directors to serve for three-year terms expiring upon the 2004 Annual Meeting of Stockholders or until their successors are elected.

     2. To ratify the appointment of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 2001.

     3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on March 30, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof.

   All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          Steven R. Roth
                                          Secretary

Flanders, New Jersey
April 27, 2001

                           RUDOLPH TECHNOLOGIES, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed Proxy is solicited on behalf of the Board of Directors of Rudolph Technologies, Inc. (the "Company") for use at the 2001 Annual Meeting of Stockholders to be held May 22, 2001 at 11:00 a.m., local time (the "Annual Meeting"), or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's Mt. Arlington facility, located at 100 Valley Road, Mt. Arlington, New Jersey. The Company's telephone number is (973) 691-1300.

   These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended December 31, 2000, including financial statements, were mailed on or about April 27, 2001 to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

   Stockholders of record at the close of business on March 30, 2001 are entitled to notice of and to vote at the meeting. At the record date, 16,005,529 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the Company's principal executive offices a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

   Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

   The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

Quorum; Abstentions; Broker Non-votes

   The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the record date. Shares that are voted "FOR", "AGAINST" or "WITHHOLD AUTHORITY" with respect to a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

   While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

   Under current Delaware case law, while broker non-votes s (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner.

Deadlines for Submission of Stockholder Proposals for 2002 Annual Meeting

   Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission and the Bylaws of the Company. Stockholders wishing to present a proposal at the Company's 2002 Annual Stockholder Meeting must submit such proposal to the Company by December 28, 2001 if they wish for it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, under the Company's Bylaws, a stockholder wishing to make a proposal at the 2002 Annual Stockholder Meeting must submit such a proposal to the Company prior to March 13, 2002.

                       PROPOSAL 1--ELECTION OF DIRECTORS

Nominees

   The authorized number of directors is currently established at eight. The Company's Certificate of Incorporation provides that the directors shall be divided into three classes, with the classes serving for staggered, three-year terms. Currently there are three directors in each of Class I and Class II and two directors in Class III. Each of the three Class III directors will hold office until the 2002 Annual Meeting or until his successor has been duly elected and qualified and each of the Class I directors will hold office until the 2003 Annual Meeting or until his successor has been duly elected and qualified. The three Class II directors are to be elected at this Annual Meeting.

   Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below, each of whom is currently a director of the Company. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

   The names of the three Class II nominees for director and certain information about each of them are set forth below. The names of, and certain information about, the current Class I and Class III directors with unexpired terms are also set forth below. All information is as of the record date.

                                                                         Director
Name                     Age            Principal Occupation              Since
----                     ---            --------------------             --------
Nominees for Class II
 Directors:
Daniel H. Berry.........  55 Former President and Chief Operating          1998
                             Officer of Ultratech Stepper, Inc.
Stephen J. Fisher.......  38 Managing Director of Liberty Capital          1996
                             Partners, Inc.
Richard F. Spanier......  61 Retired, Chairman Emeritus                    1966

                                                                         Director
Name                     Age            Principal Occupation              Since
----                     ---            --------------------             --------
Continuing Class I
 Directors:
Paul Craig..............  44 General Partner of Riverside Partners, Inc.   1996
Paul F. McLaughlin......  55 Chairman and Chief Executive Officer of       1996
                             Rudolph Technologies, Inc.
Carl E. Ring, Jr. ......  63 Managing Director of Liberty Capital          1996
                             Partners, Inc.
Continuing Class III
 Directors:
David Belluck...........  38 Vice President and General Partner of         1996
                             Riverside Partners, Inc.
Aubrey C. Tobey.........  75 President of ACT International Consulting,    1998
                             Inc.

   Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

   Paul F. McLaughlin has served as the Company's Chairman since January 2000 and Chief Executive Officer and as a director of the Company since June 1996. Mr. McLaughlin has over 15 years experience in the semiconductor capital equipment business including 6 years as Vice President at Perkin-Elmer Corporation, a pioneer in optical lithography. Mr. McLaughlin holds a B.S. in Metallurgical Engineering from Rensselaer Polytechnic Institute, an M.S. in Metallurgy and Materials Science from Lehigh University and an M.B.A. from Harvard University, Graduate School of Business Administration.

   David Belluck has served as one of the Company's directors since June 1996. Since February 1989, Mr. Belluck has been a general partner of Riverside Partners, Inc., a private equity investment firm. Mr. Belluck holds a B.A. from Harvard University and an M.B.A. from Harvard University, Graduate School of Business Administration. Mr. Belluck is currently a director of Atchison Casting, Evergreen Electronics and Riverside Partners, Inc.

   Daniel H. Berry has served as one of the Company's directors since October 1998. Since January 2001, Mr. Berry has been on assignment reporting to the Chief Executive Officer of Ultratech Stepper, Inc., a lithography tool supplier. From May 1999 to December 2000, Mr. Berry served as President and Chief Operating Officer of Ultratech Stepper. From August 1998 to May 1999 he served as Executive Vice President and Chief Operating Officer of Ultratech Stepper and from January 1994 to August 1999, he served as a Senior Vice President of Sales and Marketing of that company. Mr. Berry holds a B.S. in Electrical Engineering from the Polytechnic Institute of Brooklyn.

   Paul Craig has served as one of the Company's directors since June 1996. Since February 1989, Mr. Craig has served as a general partner and a director of Riverside Partners, Inc., a private equity investment firm. Mr. Craig holds a B.A. from Harvard University. Mr. Craig is currently a director of Evergreen Electronics.

   Stephen J. Fisher has served as one of the Company's directors since June 1996. Since July 1998, Mr. Fisher has served as a managing director of Liberty Capital Partners, Inc., a private equity investment firm. From June 1994 to July 1998, Mr. Fisher served as a Vice President of Liberty Capital Partners, Inc. Mr. Fisher holds a B.S. and an M.B.A. from Washington University and a J.D. from Boston University School of Law.

   Carl E. Ring, Jr. has served as one of the Company's directors since June 1996. He is a founding partner of Liberty Partners, L.P. Mr. Ring holds a B.A. in mathematics from George Washington University and an M.B.A. from Harvard University, Graduate School of Business Administration. Mr. Ring is a director of Monaco Coach Corporation.

   Richard F. Spanier has served as Chairman Emeritus of the Company's Board of Directors since January 2000 and prior to that the Company's Chairman of the Board of Directors since September 1966. From September 1966 to June 1996, Mr. Spanier served as the Company's President and Chief Executive Officer. Mr. Spanier holds a B.S. in Physics, an M.S. in Physical Chemistry and a Ph.D. in Chemical Physics from Stevens Institute of Technology.

   Aubrey C. Tobey has served as one of the Company's directors since October 1998. Since April 1987, Mr. Tobey has served as President of ACT International Consulting, Inc., a company which provides marketing and management services for high technology companies. Mr. Tobey holds a B.S. in Mechanical Engineering from Tufts University and an M.S. in Mechanical Engineering from the University of Connecticut. Mr. Tobey is a director of Chartered Semiconductor Manufacturing, Ltd.

Board Meetings and Committees

   The Board of Directors of the Company held a total of seven meetings during fiscal 2000. No director attended fewer than 75% of the meetings of the Board of Directors and its committees upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

   The Audit Committee of the Board of Directors currently consists of Directors Berry, Belluck and Tobey, and held four meetings during the last fiscal year. The Audit Committee recommends engagement of the Company's independent accountants, and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee has adopted a written charter, which is attached to this Proxy Statement as Appendix A. Each member of the Company's Audit Committee is "independent" as defined under Nasdaq's listing standards.

   The Compensation Committee of the Board of Directors currently consists of Directors Craig and Ring, and held one meeting during the last fiscal year. The Compensation Committee establishes the policies upon which compensation of and incentives for the Company's executive officers will be based, reviews and approves the compensation of the Company's executive officers, and administers the Company's stock option and stock purchase plans.

Audit Committee Report

   The following is the audit committee's report submitted to the Board of Directors for the fiscal year ended December 31, 2000.

   The Audit Committee of the Board of Directors has:

  . reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2000 with the Company's management;

  . discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the materials required to be discussed by Statement of Auditing Standard 61; and

  . reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board No. 1 and has discussed with PricewaterhouseCoopers LLP its independence.

   Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 2000 Annual Report on Form 10-K.

                                             The Audit Committee

                                             Daniel H. Berry
                                             David Belluck
                                             Aubrey C. Tobey

Compensation of Directors

   Employee directors receive no compensation for their services as members of the board of directors. Non-employee directors who are, or who are employed by, significant stockholders received cash compensation of $20,000 in 2000. Non-employee directors who are not, and are not employed by, significant stockholders received cash compensation of $20,000 in 2000 and are eligible to receive annual stock grants under the Company's 1999 Stock Plan at the discretion of the compensation committee of the Board of Directors.

Vote Required

   The three nominees receiving the highest number of votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

   The Company's Board of Directors unanimously recommends voting "for" the nominees set forth herein.

       PROPOSAL 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected Arthur Andersen LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2001, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. PricewaterhouseCoopers LLP audited the financial statements of the Company for the fiscal year ending December 31, 2000.

   On April 20, 2001, the Company made the decision to dismiss PricewaterhouseCoopers LLP as its independent accountants effective with the filing of the Company's Form 10-Q for the period ended March 31, 2001. The Company's Audit Committee and Board of Directors participated in and approved the decision to change independent accountants. The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the two most recent fiscal years and through April 20, 2001, there have been no disagreements (within the meaning of Instruction 4 of Item 304 of Regulation S-K promulgated by the Securities and Exchange Commission) with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years. During the two most recent fiscal years and through April 20, 2001, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

   A letter from PricewaterhouseCoopers LLP addressed to the Securities and Exchange Commission was included as an exhibit to the Company's Current Report on Form 8-K dated April 25, 2001. Such letter states that
PricewaterhouseCoopers LLP agrees with the foregoing statements made by the Company.

   Representatives of both Arthur Andersen LLP and PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make statements if they desire to do so and are expected to be available to respond to appropriate questions.

Fees billed to the Company by PricewaterhouseCoopers LLP during Fiscal 2000

   Audit Fees:

   Audit fees billed to the Company by PricewaterhouseCoopers LLP during the Company's 2000 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $109,873.

   Financial Information Systems Design and Implementation Fees:

   The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

   All Other Fees:

   Fees billed to the Company by PricewaterhouseCoopers LLP during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including tax related services, totaled $167,797.

Vote Required

   The affirmative vote of a majority of the Votes Cast will be required to ratify Arthur Andersen LLP as the Company's independent auditors.

   The Company's Board of Directors unanimously recommends voting "for" the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

Other Matters

   The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                             EXECUTIVE COMPENSATION

Executive Compensation Tables

   The table below sets forth information for the three most recently completed fiscal years concerning the compensation of the Chief Executive Officer of the Company and the other executive officers of the Company (the "Named Executive Officers"):

                           Summary Compensation Table

                                                                Long term
                                    Annual Compensation        compensation
                               ------------------------------- ------------
                                                                Securities
   Name and Principal                             Other Annual  Underlying     All Other
        Position          Year  Salary  Bonus(1)  Compensation   Options    Compensation(2)
   ------------------     ---- -------- --------  ------------ ------------ --------------
Paul F. McLaughlin......  2000 $281,846 $120,000       --             --        $6,020
 Chairman and Chief       1999 $258,470 $ 78,000       --        143,545        $4,635
 Executive Officer        1998 $220,014       --       --        382,098            --
Robert M. Loiterman.....  2000 $179,567 $ 42,750       --             --
 Senior Vice President,   1999 $162,064 $ 41,250       --         88,909        $5,912
 Engineering              1998 $148,514       --       --         42,052        $5,207
Steven R. Roth..........  2000 $150,477 $ 28,875       --             --        $5,628
 Vice President, Finance  1999 $129,107 $ 26,600       --         88,909        $3,969
 and Administration and   1998 $111,300       --       --         28,035            --
 Chief Financial Officer

--------
(1) Includes bonuses earned during the fiscal year and paid in the subsequent year.
(2) Amounts shown include (i) the following life insurance premiums payed by the Company for each executive officer in fiscal years 1999 and 2000, respectively: Mr. McLaughlin ($373 and $770), Mr. Loiterman ($345 and $662) and Mr. Roth ($272 and $577); and (ii) amounts contributed by the Company under the Company's 401(k) Saving and Retirement Plan for fiscal years 1999 and 2000, respectively: Mr. McLaughlin ($4,262 and $5,250), Mr. Loiterman ($4,862 and $5,250) and Mr. Roth ($3,697 and $5,051).

Option Grants

   The Company did not grant any options to its Named Executive Officers during the fiscal year ended December 31, 2000.

Option Exercises and Values

   The following table sets forth information for the Named Executive Officers relating to the number and value of securities underlying exercisable and unexercisable options they held at December 31, 2000.

                  Fiscal Year-End Option Exercises and Values

                                                  Number of Securities             Value of Unexercised
                                                 Underlying Unexercised            In-the-Money Options at
                           Shares             Options at December 31, 2000           December 31, 2000(1)
                         Acquired on  Value   --------------------------------   -------------------------
          Name            Exercise   Realized  Exercisable      Unexercisable    Exercisable Unexercisable
          ----           ----------- -------- --------------   ---------------   ----------- -------------
Paul F. McLaughlin......      --          --           358,208           97,918  $10,161,862  $1,389,456
Robert M. Loiterman.....    6,553    $181,322           58,004           58,751  $ 1,464,131  $  833,677
Steven R. Roth..........      --          --            53,090           58,751  $ 1,319,700  $  833,677

--------
(1) Value of unexercised options is based on the last reported sale price of the Company's Common Stock on the Nasdaq National Market of $30.19 per share on December 31, 2000 minus the exercise price.

Employment Agreements and Change in Control Arrangements

   In 2000, the Company entered into management agreements with Paul F. McLaughlin, Robert M. Loiterman, and Steven R. Roth. The management agreements with Mr. Loiterman and Mr. Roth provide for terms of one year with automatic renewals for additional one-year terms unless the Company or the executive deliver a notice of non-renewal to the other party. Mr. McLaughlin's management agreement provides for an initial term of two years with automatic renewals for additional two year terms. The management agreements with each of Messrs. Loiterman and Roth prohibit the executives from competing with the Company in any way or soliciting our employees during their terms of employment and for one year after termination of their employment. Mr. McLaughlin's management agreement prohibits him from competing with the Company in any way or soliciting our employees during the term of his employment and for two years after termination of his employment.

   The management agreements provide that if the Company terminates an executive's employment without cause or if the executive terminates with good cause, the Company will be required to pay that executive his base salary for one year or two years in the case of Mr. McLaughlin. The agreements also provide that in the event of the termination of an executive's employment upon a change in control, which results in the executive not being offered a management agreement on comparable terms, the executive will be entitled to receive his base salary for one year, or two years in the case of Mr. McLaughlin. In this context, a change of control would occur if, among other events, the Company were sold to an independent third party and that independent third party acquired enough of the Company's stock to elect a majority of the Company's board of directors, or that independent third party acquired all, or substantially all, of the Company's assets.

Compensation Committee Report

   The information contained in the following report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

Introduction

   The Compensation Committee of the Board of Directors (the "Committee") was established in 1996 and is comprised solely of outside directors. In general, the Committee is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, including executive salary levels and variable compensation programs, both cash-based and equity-based. With respect to the compensation of the Company's Chief Executive Officer, the Committee reviews and approves the various elements of the Chief Executive Officer's compensation. With respect to other executive officers, the Committee reviews the recommendations for such individuals presented by the Chief Executive Officer and the bases therefor and approves or modifies the compensation packages for such individuals. Base salary levels for executive officers of the Company have been generally established at or near the start of each fiscal year, and final bonuses for executive officers have been determined at the end of each fiscal year based upon such individual's performance and the performance of the Company.

Executive Compensation

   The Company's compensation program consists of two principal components: cash-based compensation, both fixed and variable, and equity-based compensation. These two principal components are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company.

Cash-based Compensation

   The Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive's and the Company's performance. For this reason, the Company's executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

   Base salaries for executive officers are established considering a number of factors, including the Company's profitability; the executive's individual performance and measurable contribution to the Company's success; and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company's compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company's formal annual review process.

   An executive's annual performance award generally depends on the financial performance of the Company relative to profit targets and the executive's individual performance. These targets are reviewed at least annually to meet the changing nature of the Company's business. The incentive portion is set at a higher percentage for more senior officers, with the result that such officers have a higher percentage of their potential total cash compensation at risk.

Equity-based Compensation

   The Committee administers an option program pursuant to which members of management, including the Company's executive officers, may receive annual option grants as of the time of their reviews each year from a pool of shares set aside by the Committee. The purpose of the option program is to provide additional incentive to executives and other key employees of the Company to work to maximize long-term return to the Company's stockholders. The allocation of the option pool, other than the shares allocated to the Chief Executive Officer and other than shares allocated in amounts of 10,000 or less per recipient, is recommended by the Chief Executive Officer for approval by the Committee. The allocation of shares from the option pool in amounts of 10,000 or less per recipient is made by the Chief Executive Officer and reviewed by the Board of Directors at the first Board meeting following such allocation. The allocation of shares from the option pool to the Chief Executive Officer is determined by the Committee. In granting stock options to the executive officers, the Chief Executive Officer and the Committee consider a number of subjective factors, including the executive's position and responsibilities at the Company, such executive's individual performance, the number of options held (if any) and other factors that they may deem relevant. Options generally vest over a five-year period to encourage optionholders to continue in the employ of the Company. The exercise price of options is the market price on the date of grant, ensuring that the option will acquire value only to the extent that the price of the Company's Common Stock increases relative to the market price at the date of grant. In 2000, no options to purchase Common Stock were granted to the executive officers.

Chief Executive Officer Compensation

   The Committee generally uses the same factors and criteria described above for compensation decisions regarding the Chief Executive Officer. During 2000, Mr. McLaughlin received a base salary of $281,846 for serving as the Chief Executive Officer of the Company. Mr. McLaughlin received a bonus for 2000 of $120,000.

Tax Deductibility of Executive Compensation

   The Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Under this legislation, the Company may deduct such compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

Summary

   The Committee believes that its compensation program to date has been fair and motivating, and has been successful in attracting and retaining qualified employees and in linking compensation directly to the Company's success. The Committee intends to review this program on an ongoing basis to evaluate its continued effectiveness.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee consists of Directors Craig and Ring, none of whom has interlocking relationships as defined by the Securities and Exchange Commission.

                                          THE COMPENSATION COMMITTEE

                                          Paul Craig
                                          Carl E. Ring, Jr.

                          COMPANY'S STOCK PERFORMANCE

   Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the Nasdaq composite index and a peer group index for the period commencing on the first day the Company's Common Stock was traded on the Nasdaq Stock Market, November 12, 1999, and ending on December 31, 2000. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

   The graph assumes that $100 was invested on November 12, 1999 in the Company's Common Stock and in each index (based on prices from the close of trading on November 12, 1999), and that all dividends were reinvested. No cash dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. The Company operates on a 52 week fiscal year which ended on Sunday, December 31, 2000. Under the assumptions stated above, over the period from November 12, 1999 to December 31, 2000 the total return on an investment in the Company would have been 188.7%, as compared to 75.9% for the Nasdaq Stock Market index and 95.8% for the JP Morgan H & Q Semiconductor index shown below.

                             PERFORMANCE GRAPH FOR
                           RUDOLPH TECHNOLOGIES, INC.


                COMPARISON OF 13 MONTH CUMULATIVE TOTAL RETURN*
                       AMONG RUDOLPH TECHNOLOGIES, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                 AND THE JP MORGAN H & Q SEMICONDUCTORS INDEX

                                 [LINE GRAPH]

        RUDOLPH TECHNOLOGIES, INC.    NASDAQ STOCK MARKET (U.S.)     JP MORGAN

11/99   100                           100                            100
12/99   209.38                        126.13                         114.78
12/00   188.68                        75.91                          95.75


*$100 INVESTED ON 11/12/99 IN STOCK OR INDEX-
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING DECEMBER 31.

                               SECURITY OWNERSHIP

   The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of March 1, 2001 (except as otherwise indicated), by: (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock, (ii) each of the Named Executive Officers, (iii) each of the Company's directors, and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                      Number of
Beneficial Owner                                       Shares   Percentage(1)
----------------                                      --------- -------------
Liberty Partners Holdings, 11, L.L.C................. 4,991,379     31.2%
 c/o Liberty Capital Partners, Inc.
 1177 Avenue of the Americas
 New York, NY 10036
Capital Group International, Inc.(2).................   911,900      5.7
 11100 Santa Monica Blvd.
 Los Angeles, CA 90025
Riverside Rudolph, L.L.C.............................   794,458      5.0
 One Exeter Plaza
 Boston, MA 02116
Paul F. McLaughlin(3)................................   499,565      3.1
Robert M. Loiterman(3)...............................    68,406        *
Steven R. Roth(3)....................................    56,589        *
David Belluck........................................       --         *
 c/o Riverside Rudolph, L.L.C.
 One Exeter Plaza
 Boston, MA 02116
Daniel H. Berry(3)...................................     6,783        *
Paul Craig(4)........................................   794,458      5.0
 c/o Riverside Rudolph, L.L.C.
 One Exeter Plaza
 Boston, MA 02116
Stephen J. Fisher(5)................................. 4,994,379     31.2
 c/o Liberty Capital Partners, Inc.
 1177 Avenue of the Americas
 New York, NY 10036
Carl E. Ring, Jr.(5)................................. 4,991,379     31.2
 c/o Liberty Capital Partners, Inc.
 1177 Avenue of the Americas
 New York, NY 10036
Richard F. Spanier...................................   262,703      1.6
Aubrey C. Tobey(3)...................................     3,783        *
All directors and executive officers as a group (ten
 persons)(3)(6)...................................... 6,690,833     40.6

--------
 * Less than 1%.
(1) Applicable percentage ownership is based on 15,978,648 shares of common stock outstanding as of March 1, 2001. Beneficial ownership of shares is determined in accordance with the rules of the Securities and Exchange Commission and generally includes shares as to which a person holds sole or shared voting or investment power. Shares of common stock subject to options that are presently exercisable or exercisable within 60 days of March 1, 2001 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted the address for the stockholders named in this table is c/o Rudolph Technologies, Inc., One Rudolph Road, Flanders, NJ 07836.
(2) Information provided herein is based on the group filing of Schedule 13G on February 14, 2001 by Capital Group International, Inc. and Capital Guardian Trust Company. Capital Group International is the sole stockholder of Capital Guardian Trust Company. In the joint filing, Capital Group International, Inc. claimed sole voting power as to 731,800 shares and sole dispositive power as to 911,900 shares, and Capital Guardian Trust Company claimed sole voting power as to 617,800 shares and sole dispositive power as to 797,900 shares.
(3) Includes the number of shares subject to options which are exercisable within 60 days of March 1, 2001 by the following persons: Mr. McLaughlin, (366,542 shares), Mr. Loiterman (63,004 shares), Mr. Roth (55,480 shares), Mr. Berry (1,783), Mr. Tobey (1,783) and all directors and executive officers as a group (488,592).
(4) The number of shares of common stock beneficially owned by Mr. Craig consists of 794,458 shares of our common stock held by Riverside Rudolph, L.L.C. Mr. Craig is the managing member of Riverside Rudolph, L.L.C. Riverside Rudolph, L.L.C. was formed by the officers of Riverside
    Partners, Inc. to hold their investments in us. Mr. Craig disclaims beneficial ownership of all shares except to the extent of his pecuniary interest in Riverside Rudolph, L.L.C.
(5) The number of shares of common stock beneficially owned by Messrs. Fisher and Ring consists of 4,991,379 shares of our common stock held by Liberty Partners Holdings II, L.L.C. Mr. Fisher and Mr. Ring are limited partners of Liberty Partners, L.P., which acts as the managing member of Liberty Partners Holdings 11, L.L.C., and are partners of Liberty Investment Partnership 11, which is a member of Liberty Partners Holding 11, L.L.C. Mr. Fisher and Mr. Ring disclaim beneficial ownership of all shares except to the extent of their pecuniary interest in Liberty Partners Holdings 11, L.L.C.
(6) The number of shares of common stock beneficially owned by our directors and executive officers as a group includes 4,991,379 and 794,458 shares of our common stock held by Liberty Partners Holdings 11, L.L.C. and Riverside Rudolph, L.L.C.

                              CERTAIN TRANSACTIONS

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 2000, all officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Steven R. Roth
                                          Secretary

Dated: April 27, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                   APPENDIX A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                       OF
                           RUDOLPH TECHNOLOGIES, INC.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                       OF
                           RUDOLPH TECHNOLOGIES, INC.

PURPOSE:

   The purpose of the Audit Committee of the Board of Directors of Rudolph Technologies, Inc. (the "Company") shall be to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process, to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom, to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors, and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Director's attention.

   The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP:

   The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, meeting the following criteria:

     1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

     2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

     3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

   The responsibilities of the Audit Committee shall include:

     1. Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

     2. Reviewing fee arrangements with the independent auditors;

     3. Reviewing the independent auditors' proposed audit scope, approach and independence;

     4. Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

     5. Ensuring the receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standard Board Standard No. 1 and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

     6. Ensuring that the Company's independent auditors review before filing with the SEC the Company's interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

     7. Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as may be modified or supplemented;

     8. Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

     9. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of
  Schedule 14A;

     10. Reviewing the Audit Committee's own structure, processes and membership requirements; and

     11. Performing such other duties as requested by the Board of Directors.

MEETINGS:

   The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

   The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

   The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

   Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee's charter.

                          RUDOLPH TECHNOLOGIES, INC.

                                     PROXY

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                  OF DIRECTORS OF RUDOLPH TECHNOLOGIES, INC.

The undersigned hereby constitutes and appoints David Belluck and Daniel H. Berry, or either of them, as and for his proxies, each with the power to appoint such proxy's substitute, and hereby authorizes them, or either of them, to vote all of the shares of Common Stock of Rudolph Technologies, Inc. held of record by the undersigned on March 30, 2001, at the Annual Meeting of Stockholders of Rudolph Technologies, Inc. to be held Tuesday, May 22, 2001 and at any and all adjournments thereof as follows:

                  (Continued and to be signed on reverse side.)

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                           RUDOLPH TECHNOLOGIES, INC.


                                  May 22, 2001


            \/   Please Detach and Mail in the Envelope Provided    \/

--------------------------------------------------------------------------------

A      [X] Please mark your           [ DO NOT PRINT IN THIS AREA]
           votes as in this
           example.


                     FOR all nominees        WITHHOLD AUTHORITY
                     listed at right          to vote for all
                     (except as marked        nominees listed
                   to the contrary below)        at right.
1. ELECTION               [   ]                   [   ]            Nominees:  Daniel H. Berry
   OF
   DIRECTORS                                                                  Stephen J. Fisher

                                                                              Richard F. Spanier


To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

-------------------------

--------------------------------------------------------------------------------



                                  DO NOT PRINT
                                  IN THIS AREA



--------------------------------------------------------------------------------

                                             FOR          AGAINST        ABSTAIN
2. TO RATIFY THE APPOINTMENT OF              [   ]         [   ]          [   ]
   ARTHUR ANDERSEN LLP AS INDEPENDENT
   AUDITORS

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
   BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT
   THEREOF.

   This proxy, when properly executed, will be voted in the manner described herein by the undersigned. If no direction is made, this proxy will be voted FOR all nominees listed and FOR proposal 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE


__________________________________    _______________________________   Dated:_______, 2001
  SIGNATURE OF STOCKHOLDER              SIGNATURE IF HELD JOINTLY

Note: Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign, When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.